Exhibit 99.1

JAMES F. FLAHERTY III

October 28, 2013

Board of Directors
HCP, Inc.
3760 Kilroy Airport Way
Suite 300
Long Beach, CA  90806

Ladies and Gentlemen:

Effective immediately, I am resigning from the Board of Directors of HCP, Inc.

I am taking this action because, as you know, my vision for the direction of the Company has differed in the past and still differs today from that of the remaining Board members.

I am proud of the record of growth and success achieved during my tenure as Chairman and Chief Executive Officer.  I wish the Company and employees the best of luck for the future.

Sincerely,

/s/ James F. Flaherty III

James F. Flaherty III

cc: Secretary of the Company